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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 21, 2006

                             CATHAY GENERAL BANCORP
             (Exact name of registrant as specified in its charter)

             Delaware                     0-18630                95-4274680
 (State or other jurisdiction of        (Commission            (IRS Employer
          incorporation)                File Number)         Identification No.)

                777 North Broadway, Los Angeles, California 90012
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (213) 625-4700

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01   REGULATION FD DISCLOSURE.

       As previously disclosed, Cathay General Bancorp's subsidiary Cathay Bank entered into an agreement in March 2006 to buy a 20% stake in First Sino Bank of Shanghai, China. This investment was subject to regulatory approval from the China Bank Regulatory Commission in China and Cathay Bank's regulators in the United States and other customary closing conditions. The agreement provided that it could be terminated by either party if all conditions to closing were not fulfilled or waived prior to September 30, 2006. By mutual agreement of the parties, this closing date was extended to November 15, 2006. As of November 21, 2006, the parties have elected not to further extend this closing date and the agreement can be terminated by either party upon written notice.

ITEM 8.01   OTHER EVENTS.

        On November 21, 2006, Cathay General Bancorp announced in a press release that it has entered into an agreement to acquire United Heritage Bank, located in Edison, New Jersey.

        Reference is hereby made to the press release, which is attached as
Exhibit 99.1 hereto, and is incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

       99.1    Press Release of Cathay General Bancorp dated November 21, 2006.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 21, 2006

                                                 CATHAY GENERAL BANCORP


                                                 By: /s/ Heng W. Chen
                                                     ---------------------------
                                                     Heng W. Chen
                                                     Executive Vice President
                                                     and Chief Financial Officer

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                                  EXHIBIT INDEX

Number     Exhibit
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99.1       Press Release of Cathay General Bancorp dated November 21, 2006.